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                                                                    EXHIBIT 23.2


                            INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67353, of Medical Graphics Corporation on Form S-3 of our report dated April 14, 1999, appearing in the Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                             DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 26, 1999                               /s/ Deloitte & Touche LLP







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